SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                            CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

         Date of report (Date of earliest event reported):   July 1, 2002
                                                             ------------


                                    ITIS INC.
             (Exact name of Registrant as Specified in Its Charter)

                                    DELAWARE
                 (State of Other Jurisdiction of Incorporation)

        01-07149                                           82-0277987
(Commission File Number)                       (IRS Employer Identification No.)



             10750 HAMMERLY
             HOUSTON, TEXAS                                  77043
(Address of Principal Executive Offices)                   (Zip Code)

                                 (281) 600-6000
              (Registrant's Telephone Number, Including Area Code)

              4301 WINDFERN ROAD, SUITE 200, HOUSTON, TEXAS 77041
          (Former Name or Former Address, if Changed Since Last Report)


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ITEM 2.   ACQUISITION  OR  DISPOSITION  OF  ASSETS.

     On July 1, 2002, ITIS Inc. ("ITIS") and its wholly owned subsidiary, PharmHouse, Inc., entered into a Purchase Agreement and Grant of Net Revenue Interest (the "Purchase Agreement") with Rainmaker Ventures, Ltd., a Texas limited partnership ("Rainmaker") in which Hunter M.A. Carr, W. Paul Thayer and George A. Roberts are limited partners. Messrs. Carr, Thayer and Roberts are directors of ITIS and Mr. Carr is the President and Chief Executive Officer of ITIS.

     Under the terms of the Purchase Agreement, Rainmaker committed to fund up to $2,500,000 to ITIS in exchange for a 50% interest in the net revenues of the first 14 specialty medication pharmacy locations opened by PharmHouse, Inc. The Purchase Agreement grants to Rainmaker an option to acquire a 50% net revenue interest in an additional 4 stores in exchange for additional funding of $500,000 to ITIS.

ITEM 7.   EXHIBITS.

     The following documents are filed as an Exhibit to this report:

2.1 Purchase of Net Revenue Interest dated July 1, 2002, by and among ITIS Inc., PharmHouse, Inc. and Rainmaker Ventures, Ltd.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

                                            ITIS INC.


Date:  July 15, 2002                   By:  /s/ Hunter M.A. Carr
       -------------                        ---------------------------
                                            Hunter M.A. Carr, President


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EXHIBIT INDEX

2.1 Purchase of Net Revenue Interest dated July 1, 2002, by and among ITIS Inc., PharmHouse, Inc. and Rainmaker Ventures, Ltd.


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